Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Third Quarter of Fiscal Year 2022

– Year-over-year revenue grows 12%, operating profit up 5%, non-GAAP operating profit up 5%

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, April 28, 2022 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended March 31, 2022.

Third Quarter 2022 Highlights

All comparisons are to the prior year period

•	Revenue increased by 12% to $864.5 million; up 14% on a constant currency basis

•	Gross margin contracted 140 bps to 56.8%; non-GAAP gross margin contracted 150 bps to 58.1%

•	Income from operations increased 5%; non-GAAP operating profit up 5%

•	Diluted earnings per share of $1.22; non-GAAP diluted earnings per share of $1.32

“Our third-quarter results reflect strong performance across our business, resulting in double-digit top-line revenue growth including extraordinary demand in our sleep and respiratory care business segment as well as solid high-single-digit growth in our software-as-a-service segment,” said Mick Farrell, ResMed CEO. “I am proud of our global team’s ability to pivot and drive continued growth while ongoing supply chain disruptions and a competitor’s recall continue to limit our ability to meet the incredible demand for our products. We remain focused on delivering products, software, and services for patients, working closely with our supply chain partners as well as physicians, providers, and beyond, to prioritize care for patients who most need it.

“While the current industry and macroeconomic environment remain uncertain, our long-term strategy allows us to keep our focus on helping 250 million lives in 2025. Our end-market demand from patients and providers remains strong, and our digital health technologies continue to deliver value. We are supporting patients with the world-leading portfolio of sleep apnea therapy, respiratory care therapy, and digital health solutions they need, as we deliver value for all of our customers.”

RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 2 of 11

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	March 31, 2022	March 31, 2021	% Change	Constant Currency (A)
Revenue	$864.5	$768.8	12%	14%
Gross margin (B)	56.8%	58.2%	(2)
Non-GAAP gross margin (B)	58.1%	59.6%	(3)
Selling, general, and administrative expenses	182.4	160.4	14	17
Research and development expenses	66.8	55.9	19	22
Income from operations	234.3	223.4	5
Non-GAAP income from operations (B)	253.0	241.8	5
Net income (loss)	179.0	(78.5)	NM
Non-GAAP net income (B)	193.3	190.4	2
Diluted earnings (loss) per share	$1.22	$(0.54)	NM
Non-GAAP diluted earnings per share (B)	$1.32	$1.30	2

NM	Not meaningful

	Nine Months Ended
	March 31, 2022	March 31, 2021	% Change	Constant Currency (A)
Revenue	$2,663.4	$2,320.7	15%	15%
Gross margin (B)	56.4%	58.1%	(3)
Non-GAAP gross margin (B)	57.6%	59.8%	(4)
Selling, general, and administrative expenses	544.5	488.9	11	13
Research and development expenses	189.3	165.4	14	15
Income from operations	744.9	662.0	13
Non-GAAP income from operations (B)	801.3	733.4	9
Net income	584.4	279.4	109
Non-GAAP net income (B)	631.5	582.2	8
Diluted earnings per share	$3.97	$1.91	108
Non-GAAP diluted earnings per share (B)	$4.30	$3.98	8

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Third Quarter Results

All comparisons are to the prior year period unless otherwise noted

•

Revenue grew by 14 percent on a constant currency basis, driven by increased demand for our sleep and respiratory care devices and increased demand following a recent product recall by one of our competitors.

•

Revenue in the U.S., Canada, and Latin America, excluding software-as-a-service, grew by 18 percent, primarily due to the factors discussed above and recovery of core sleep patient flow that was previously impacted by COVID-19.

RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 3 of 11

•	Revenue in Europe, Asia, and other markets grew by 11 percent on a constant currency basis, primarily due to the factors discussed above.

•	Software-as-a-service revenue increased by 8 percent, due to continued growth in our Durable Medical Equipment category and stabilizing patient flow in out-of-hospital care settings.

•

Gross margin decreased by 140 basis points and non-GAAP gross margin decreased by 150 basis points, mainly due to higher freight and manufacturing costs, partially offset by favorable product mix changes and increase in average selling prices.

•

Selling, general, and administrative expenses increased by 17 percent on a constant currency basis. SG&A expenses increased to 21.1 percent of revenue in the quarter, compared with 20.9 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to increases in employee-related expenses.

•	Income from operations increased by 5 percent and non-GAAP income from operations increased by 5 percent.

•

Net income for the quarter was $179.0 million and diluted earnings per share was $1.22. Non-GAAP net income grew by 2 percent and non-GAAP diluted earnings per share grew by 2 percent, predominantly attributable to strong sales, partially offset by higher operating expenses.

•

Operating cash flow for the quarter was $117.4 million, compared to net income in the current quarter of $179.0 million and non-GAAP net income of $193.3 million. During the quarter we paid $61.4 million in dividends.

Other Business and Operational Highlights

•

Announced appointment of Urvashi Tyagi as new Chief Technology Officer and Bobby Ghoshal transitions to be President of ResMed’s software-as-a-service business segment full-time. Tyagi leads ResMed’s digital health technology team, driving innovation and adoption of world-leading cloud-based digital health platforms and investments in emerging technologies.

•

Published 2022 Global Sleep Surveys as part of National Sleep Awareness Week (March 13-19) and World Sleep Day (March 18). The surveys, conducted in the first quarter of the calendar year, asked nearly 25,000 respondents in 12 countries what’s keeping them up at night; the results aim to build awareness of the critical role good sleep plays in physical and mental health.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.42 per share. The dividend will have a record date of May 12, 2022, payable on June 16, 2022. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be May 11, 2022, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from May 11, 2022, through May 12, 2022, inclusive.

RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 4 of 11

Webcast details

ResMed will discuss its third-quarter fiscal year 2022 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q3 2022 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13727876. The telephone replay will be available until May 12, 2022.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 5 of 11

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Net revenue	$864,500	$768,767	$2,663,390	$2,320,722
Cost of sales	362,321	310,585	1,128,314	933,021
Amortization of acquired intangibles (1)	10,982	10,924	33,271	34,066
Restructuring—cost of sales (1)	—	—	—	5,232

Total cost of sales	$373,303	$321,509	$1,161,585	$972,319

Gross profit	$491,197	$447,258	$1,501,805	$1,348,403
Selling, general, and administrative	182,401	160,446	544,483	488,904
Research and development	66,801	55,941	189,258	165,409
Amortization of acquired intangibles (1)	7,730	7,445	23,175	23,377
Restructuring—operating expenses (1)	—	—	—	8,673

Total operating expenses	$256,932	$223,832	$756,916	$686,363
Income from operations	234,265	223,426	744,889	662,040
Other income (expenses), net:
Interest income (expense), net	$(5,462)	$(5,823)	$(16,770)	$(18,341)
Loss attributable to equity method investments	(2,627)	(4,969)	(5,927)	(9,895)
Gain (loss) on equity investments	(1,735)	4,666	(527)	9,442
Other, net	1,878	705	729	1,205

Total other income (expenses), net	(7,946)	(5,421)	(22,495)	(17,589)

Income before income taxes	$226,319	$218,005	$722,394	$644,451
Income taxes	47,307	296,486	138,018	365,046

Net income (loss)	$179,012	$(78,481)	$584,376	$279,405

Basic earnings per share	$1.22	$(0.54)	$4.00	$1.92
Diluted earnings per share	$1.22	$(0.54)	$3.97	$1.91
Non-GAAP diluted earnings per share (1)	$1.32	$1.30	$4.30	$3.98
Basic shares outstanding	146,240	145,513	145,969	145,217
Diluted shares outstanding	146,962	145,513	147,034	146,394

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 6 of 11

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$201,769	$295,278
Accounts receivable, net	508,580	614,292
Inventories	664,943	457,033
Prepayments and other current assets	329,008	208,154

Total current assets	$1,704,300	$1,574,757
Non-current assets:
Property, plant, and equipment, net	$513,250	$463,490
Operating lease right-of-use assets	141,173	128,575
Goodwill and other intangibles, net	2,302,301	2,320,483
Deferred income taxes and other non-current assets	244,240	240,820

Total non-current assets	$3,200,964	$3,153,368

Total assets	$4,905,264	$4,728,125

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$149,797	$138,008
Accrued expenses	326,276	320,599
Operating lease liabilities, current	24,130	23,585
Deferred revenue	112,449	109,611
Income taxes payable	42,646	307,963
Short-term debt	11,967	12,000

Total current liabilities	$667,265	$911,766
Non-current liabilities:
Deferred revenue	$94,094	$91,496
Deferred income taxes	10,711	11,319
Operating lease liabilities, non-current	127,254	114,779
Other long-term liabilities	5,103	6,802
Long-term debt	668,735	643,351
Long-term income taxes payable	53,298	62,933

Total non-current liabilities	$959,195	$930,680

Total liabilities	$1,626,460	$1,842,446

STOCKHOLDERS’ EQUITY:
Common stock	$585	$583
Additional paid-in capital	1,645,453	1,622,199
Retained earnings	3,480,163	3,079,640
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(224,141)	(193,487)

Total stockholders’ equity	$3,278,804	$2,885,679

Total liabilities and stockholders’ equity	$4,905,264	$4,728,125

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RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 7 of 11

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Nine months ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net income	$584,376	$279,405
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	122,198	120,034
Amortization of right-of-use assets	26,636	25,805
Stock-based compensation costs	49,265	47,032
Loss attributable to equity method investments	5,927	9,895
(Gain) loss on equity investment	527	(9,442)
Restructuring expenses	—	8,673
Changes in operating assets and liabilities:
Accounts receivable, net	98,158	(39,899)
Inventories, net	(209,476)	(48,393)
Prepaid expenses, net deferred income taxes and other current assets	(127,977)	(41,036)
Accounts payable, accrued expenses, income taxes payable and other	(277,973)	158,119

Net cash (used in) / provided by operating activities	$271,661	$510,193
Cash flows from investing activities:
Purchases of property, plant, and equipment	(106,192)	(74,805)
Patent registration and acquisition costs	(17,449)	(11,149)
Business acquisitions, net of cash acquired	(35,915)	(30,704)
Purchases of investments	(16,614)	(20,038)
Proceeds from sale of investment	6,802	—
(Payments) / proceeds on maturity of foreign currency contracts	(5,309)	26,306

Net cash used in investing activities	$(174,677)	$(110,390)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	26,269	18,759
Taxes paid related to net share settlement of equity awards	(52,278)	(49,938)
Payments of business combination contingent consideration	—	(3,500)
Proceeds from borrowings, net of borrowing costs	160,000	90,000
Repayment of borrowings	(136,000)	(536,000)
Dividends paid	(183,853)	(169,917)

Net cash (used in) / provided by financing activities	$(185,862)	$(650,596)

Effect of exchange rate changes on cash	$(4,631)	$18,272

Net increase / (decrease) in cash and cash equivalents	(93,509)	(232,521)
Cash and cash equivalents at beginning of period	295,278	463,156

Cash and cash equivalents at end of period	$201,769	$230,635

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RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 8 of 11

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Revenue	$864,500	$768,767	$2,663,390	$2,320,722
GAAP Cost of sales	$373,303	$321,509	$1,161,585	$972,319
Less: Amortization of acquired intangibles (A)	(10,982)	(10,924)	(33,271)	(34,066)
Less: Restructuring—cost of sales (A)	—	—	—	(5,232)

Non-GAAP cost of sales	$362,321	$310,585	$1,128,314	$933,021
GAAP gross profit	$491,197	$447,258	$1,501,805	$1,348,403
GAAP gross margin	56.8%	58.2%	56.4%	58.1%
Non-GAAP gross profit	$502,179	$458,182	$1,535,076	$1,387,701
Non-GAAP gross margin	58.1%	59.6%	57.6%	59.8%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
GAAP income from operations	$234,265	$223,426	$744,889	$662,040
Amortization of acquired intangibles—cost of sales (A)	10,982	10,924	33,271	34,066
Amortization of acquired intangibles—operating expenses (A)	7,730	7,445	23,175	23,377
Restructuring—cost of sales (A)	—	—	—	5,232
Restructuring—operating expenses (A)	—	—	—	8,673

Non-GAAP income from operations	$252,977	$241,795	$801,335	$733,388

RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 9 of 11

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
GAAP net income (loss)	$179,012	$(78,481)	$584,376	$279,405
Amortization of acquired intangibles—cost of sales, net of tax (A)	8,374	8,395	25,373	26,136
Amortization of acquired intangibles—operating expenses, net of tax (A)	5,894	5,721	17,673	17,936
Reserve for disputed tax position (A)	—	254,776	4,111	254,776
Restructuring—cost of sales, net of tax (A)	—	—	—	4,663
Restructuring—operating expenses, net of tax (A)	—	—	—	7,730
(Gain) loss on equity investments (A)	—	—	—	(8,476)

Non-GAAP net income (A)	$193,280	$190,411	$631,533	$582,170

GAAP diluted shares outstanding	146,962	145,513	147,034	146,394
Anti-dilutive shares excluded from GAAP	—	858	—	—

Non-GAAP diluted shares outstanding	$146,962	$146,371	$147,034	$146,394

GAAP diluted earnings (loss) per share	$1.22	$(0.54)	$3.97	$1.91
Non-GAAP diluted earnings per share (A)	$1.32	$1.30	$4.30	$3.98

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, reserve for disputed tax positions, restructuring expenses and the (gain) loss on equity investments from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 10 of 11

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	March 31, 2022 (A)	March 31, 2021 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$250.8	$192.9	30%
Masks and other	224.7	210.0	7

Total Sleep and Respiratory Care	$475.4	$402.9	18
Software as a Service	101.1	93.8	8

Total	$576.6	$496.7	16

Combined Europe, Asia, and other markets
Devices	$182.3	$172.8	5%	10%
Masks and other	105.6	99.2	6	13

Total Sleep and Respiratory Care	$287.9	$272.1	6	11
Global revenue
Devices	$433.1	$365.7	18%	21%
Masks and other	330.3	309.2	7	9

Total Sleep and Respiratory Care	$763.4	$674.9	13	15
Software as a Service	101.1	93.8	8	8

Total	$864.5	$768.8	12	14

	Nine Months Ended
	March 31, 2022 (A)	March 31, 2021 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$771.5	$595.3	30%
Masks and other	681.8	637.5	7

Total Sleep and Respiratory Care	$1,453.3	$1,232.8	18
Software as a Service	297.7	277.8	7

Total	$1,751.0	$1,510.6	16

Combined Europe, Asia, and other markets
Devices	$608.3	$536.9	13%	15%
Masks and other	304.2	273.3	11	14

Total Sleep and Respiratory Care	$912.4	$810.1	13	15
Global revenue
Devices	$1,379.7	$1,132.1	22%	23%
Masks and other	986.0	910.8	8	9

Total Sleep and Respiratory Care	$2,365.7	$2,042.9	16	16
Software as a Service	297.7	277.8	7	7

Total	$2,663.4	$2,320.7	15	15

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order

RMD Third Quarter 2022 Earnings Press Release – April 28, 2022	Page 11 of 11

RESMED INC. AND SUBSIDIARIES

to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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